Exhibit 1(a)

EXECUTION

VERSION

10,125,000 SHARES OF COMMON STOCK

NEW YORK COMMUNITY BANCORP, INC.

UNDERWRITING AGREEMENT

New York, New York

January 26, 2004

Bear, Stearns & Co. Inc.

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

New York Community Bancorp, Inc., a corporation organized and existing under the laws of Delaware (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell (the “Offering”) to Bear Stearns & Co. Inc. (the “Underwriter”) an aggregate of 10,125,000 shares (the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”). The Shares are more fully described in the Registration Statement and Prospectus referred to below.

1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-105350), and amendments thereto, and related preliminary prospectuses for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Shares which registration statement, as so amended (including post-effective amendments, if any), has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriter. The registration statement, as amended at the time it became effective, including the prospectus, financial statements, schedules, exhibits and other information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or 434(d) under the Securities Act, is hereinafter referred to as the “Registration Statement.” If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act registering additional shares of Common Stock (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. All of the Shares have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement. No stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Company, if required by the Securities Act and the rules and regulations of the Commission (the “Rules and Regulations”), proposes to file the Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”). The prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b), or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b), the prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriter by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriter for such use. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act (as defined below) on or before the effective date of the Registration Statement or the date of the Prospectus, as the case may be, and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration Statement or the date of the Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b) At the time of the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 under the Securities Act (“Rule 434”), when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the Exchange Act was or is filed and at the Closing Date (as hereinafter defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus in light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be “materially different,” as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time it became effective. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for use therein. The parties acknowledge and agree that such information provided by or on behalf of the Underwriter consists solely of the material included in paragraphs 3 and 7 under the caption “Underwriting” in the Prospectus.

(c) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act, the Exchange Act and the Rules and Regulations, and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The conditions for use of Form S-3 to register the Offering under the Securities Act, as set forth in the General Instructions to such Form, have been satisfied.

(e) The Company and its Subsidiaries listed on Schedule I hereto (the “Subsidiaries”) have been duly organized and are validly existing as corporations or limited liability companies, as the case may be, in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing as foreign corporations or limited liability companies in each jurisdiction in which the character or location of their respective properties (owned, leased or licensed) or the nature or conduct of their respective businesses makes such qualification necessary, except where the failure to be so qualified or in good standing (individually or in the aggregate) could not reasonably be expected to have a material adverse effect on (i) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, individually (with respect to the Company and the Bank) or taken as a whole; (ii) the long-term debt or capital stock of the Company or any Subsidiary, taken as a whole; or (iii) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement or the Prospectus (any such effect being a “Material Adverse Effect”), and have all requisite power and authority to own, lease or operate their respective properties and to conduct their respective businesses as described in the Prospectus.

(f) The Company has an authorized capitalization as set forth in the Prospectus under the caption “Description of Common Stock;” the issued and outstanding capital stock of the Company (after giving effect to the merger with Roslyn Bancorp, Inc.) is as set forth in the Prospectus in the column headed “Pro Forma” under the caption “Capitalization” and, after giving effect to the Offering and the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus, will be as set forth in the column headed “Pro Forma Adjusted” under the caption “Capitalization;” all of the outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly authorized and validly issued, in compliance with all applicable state and federal securities laws and not in violation of or subject to any preemptive or similar right that does or will entitle any person, upon the issuance or sale of any security, to acquire from the Company or any Subsidiary any Common Stock or other security of the Company or any Subsidiary or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such security (any “Relevant Security”), except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement; and all of the issued shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all security interests, liens, encumbrances, equities or claims.

(g) The Shares have been duly and validly authorized and, when delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable state and federal securities laws and will not have been issued in violation of or subject to any preemptive or similar right that does or will entitle any person to acquire any Relevant Security from the Company or any Subsidiary upon issuance or sale of Shares in the Offering. The Common Stock and the Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus. Except as disclosed or incorporated by reference in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security.

(h) The Subsidiaries are the only subsidiaries of the Company within the meaning of Rule 405 under the Securities Act. Except for the Subsidiaries, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. All of the issued shares of capital stock of or other ownership interests in each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”). No Subsidiary other than New York Community Bank (the “Bank”), is a “significant subsidiary,” as such term is defined in Rule 405 of the Securities Act; and no Subsidiary other than the Bank (each an “Other Subsidiary”) is material to the business and operations of the Company.

(i) The Company has full right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, the Registration Statement and the Prospectus. This Agreement and the transactions contemplated by this Agreement, the Registration Statement and the Prospectus have been duly and validly authorized by the Company. This Agreement has been duly authorized, executed and delivered by the Company.

(j) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with, require consent under or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, (ii) conflict with or violate the provisions of the charter or by-laws or other organizational document of the Company or any Subsidiary, or (iii) conflict with or violate any statute or any order, rule or regulation of any court, regulatory authority or governmental agency or body (each a “Governmental Entity”) having jurisdiction over the Company or any Subsidiary or any of their properties or assets; and except for the registration of the Common Stock under the Securities Act and such consents, approvals, authorization, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Common Stock by the Underwriter, no consent, approval, authorization or order of, or filing or registration with, any such Governmental Entity is required for the execution, delivery or performance of this Agreement by it and the consummation by it of the transactions contemplated hereby and thereby, except (in the case of clauses (i) and (iii) above) as could not reasonably be expected to have a Material Adverse Effect.

(k) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any Relevant Security owned or to be owned by such person or to require the Company to include any such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(l) The Company and its affiliates have not and will not have as of any Closing Date sold or issued any Relevant Security during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than securities issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, and other than as disclosed or incorporated by reference in the Prospectus.

(m) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as disclosed in the Registration Statement and the Prospectus, the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock and there has been no material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (i) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and each Subsidiary, individually (with respect to the Company and the Bank) or taken as a whole; (ii) the long-term debt or capital stock of the Company or any Subsidiary, taken as a whole; or (iii) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement or the Prospectus (a “Material Adverse Change”). Since the date of the latest balance sheet presented, or incorporated by reference, in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Subsidiaries individually or taken as a whole, except for liabilities, obligations and transactions which are disclosed or incorporated by reference in the Registration Statement and the Prospectus.

(n) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus present fairly the financial condition and results of operations of the Company, its consolidated subsidiaries and the other entities for which financial statements are included or incorporated by reference in the Registration Statement and the Prospectus, at the dates and for the periods indicated, and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved except as noted therein. No other financial statements or supporting schedules are required to be included in the Registration Statement. The other financial and statistical information included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Registration Statement and the Prospectus and the books and records of the respective entities presented therein.

(o) KPMG LLP, who have certified the financial statements and supporting schedules and information of the Company and its subsidiaries that are included or incorporated by reference in the Registration Statement, whose reports appear or are incorporated by reference in the Registration Statement or the Prospectus, and who have certified certain other financial statements and supporting schedules and information of Roslyn Bancorp, Inc. that are included or incorporated in the Registration Statement, each are independent public accountants as required by the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Rules and Regulations.

(p) There are no pro forma or as adjusted financial statements which are required to be included or incorporated by reference in the Registration Statement and the Prospectus in accordance with Regulation S-X which have not been included or incorporated by reference as so required. The pro forma and pro forma as adjusted financial information included or incorporated by reference in the Registration Statement and the Prospectus has been compiled and prepared, in all material respects, in accordance with the applicable requirements of the Securities Act, the Exchange Act and the Rules and Regulations and includes all adjustments and reconciliations necessary to present fairly in accordance with United States generally accepted accounting principles the pro forma and as adjusted financial position of the respective entity or entities presented therein at the respective dates indicated and their cash flows and the results of operations for the respective periods specified.

(q) The assumptions used in preparing the pro forma and pro forma as adjusted financial information included or incorporated by reference in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein; the related adjustments made in the preparation of such pro forma and pro forma as adjusted financial information give appropriate effect to those assumptions; and such pro forma and pro forma as adjusted financial information reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(r) The Company and each Subsidiary owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described or incorporated by reference in the Registration Statement and the Prospectus. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(s) The Company and its Subsidiaries own, possess or can acquire on reasonable terms, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(t) Other than those described or incorporated by reference in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any Subsidiary is a party or of which any property or assets of the Company or any Subsidiary is the subject which could reasonably be expected to have a Material Adverse Effect; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and the defense of all such proceedings against or involving the Company or any Subsidiary could not reasonably be expected to have a Material Adverse Effect.

(u) There are no contracts or other documents which are required by the Securities Act to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or which are required by the Exchange Act to be described in or filed as exhibits to any document incorporated by reference in the Prospectus which have not been described in the Prospectus or described in or filed as exhibits to documents so incorporated by reference.

(v) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus. The Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, including through a Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(w) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which could reasonably be expected to have a Material Adverse Effect.

(x) The Company has filed all federal, state and local income and franchise tax returns required to be filed with respect to the Company and its

Subsidiaries through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any Subsidiary which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any Subsidiary, could have) a Material Adverse Effect. The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are reasonably believed to be adequate to meet any assessments and related liabilities for any such period and, since December 31, 2002, the Company and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

(y) The Company and the Subsidiaries maintain “internal controls over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z) Neither the Company nor any Subsidiary (i) is in violation of its charter or by-laws, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case clauses (ii) and (iii) above) violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect and except (in the case of clause (ii) alone) for any lien, charge or encumbrance disclosed in the Registration Statement and the Prospectus.

(aa) Neither the Company nor any Subsidiary (except for Peter B. Cannell & Co., Inc.) is, or will be after the offering and application of the proceeds therefrom, an “investment company” within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.

(bb) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security

Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(cc) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any other property now or previously owned or leased by the Company or any Subsidiary, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit relating to pollution or protection of human health and the environment (“Environmental Law”), except for violations and liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There has been no disposal discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any Subsidiary has knowledge, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending or, to the best of the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd) No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, is required for the execution, delivery and performance of this Agreement or consummation of the transactions contemplated by this Agreement, the Registration Statement and the Prospectus, including the issuance, sale and delivery of the Shares to be issued, sold and delivered hereunder, except the registration under the Securities Act of the Shares, which has become effective, and such Consents as may be required under state securities or blue sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the “NASD”) or NASD Regulation, Inc. (“NASDR”) in connection with the purchase and distribution of the Shares by the Underwriter, each of which has been obtained and is in full force and effect.

(ee) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and each of the Company and its Subsidiaries (i) is in compliance, in all material respects, in the conduct of its business, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act, and, as of the date hereof, its Subsidiaries that is an insured depository institution has a Community Reinvestment Act rating of “satisfactory” or better; (ii) has all permits, licenses, franchises, certificates of authority, orders, and approvals of, and has made all filings, applications, and registrations with, all Governmental Entities that are required in order to permit the Company or such subsidiary to carry on its business as currently conducted, except for those the failure of which to possess would not have a Material Adverse Effect; (iii) has not received any communication from any Governmental Entity (including the Federal Reserve Board and any other bank, insurance or securities regulatory authority) (A) asserting that the Company or any Subsidiary is not in material compliance with any statutes, regulations or ordinances, except where such failure to be in compliance would not reasonably be expected to have a Material Adverse Effect, (B) threatening to revoke any permit, license, franchise, certificate of authority or other governmental authorization, or (C) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, Federal Deposit Insurance Corporation (“FDIC”) deposit insurance; and (iv) is not a party to or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of it or any Subsidiary and neither it nor any Subsidiary has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

(ff) The Bank is duly organized and is validly existing as a stock savings bank under the laws of the State of New York; the Bank is a member in good-standing of the Federal Home Loan Bank of New York, and the deposit accounts of the Bank are insured up to the applicable limits by the FDIC.

(gg) The Company, the Bank and the other Subsidiaries currently maintain, or are covered by, insurance in such amounts and covering such risks as is considered by each of them to be reasonable for their respective operations and their known liabilities contingent and otherwise. There are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor the Bank has received notice from any insurance carrier that such insurance will be canceled or that coverage thereunder will be reduced or eliminated; and there are presently no material claims pending under policies of such insurance and no notices have been given by the Company or the Bank under such policies. All such insurance of the Company and its Subsidiaries is valid and enforceable and in full force and effect. The Company reasonably believes that it will be able to renew its existing insurance and the Bank’s insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that could not reasonably be expected to have a Material Adverse Effect.

(hh) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the Offering, other than as contemplated by this Agreement or, to the Company’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriter’s compensation as determined by the NASD.

(ii) The Company is in compliance in all material respects with applicable provisions of the Sarbanes-Oxley Act that are effective and is actively taking steps to ensure that it will be in compliance in all material respects with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

(jj) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) of the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Rules and Regulations, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(kk) Since the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, the Company’s auditors and the audit committee of the board of directors of the Company (or persons fulfilling the equivalent function) have not been advised of (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data nor any material weaknesses in internal controls or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(ll) Since the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(mm) The statistical and market-related data contained in the Prospectus and Registration Statement are based on or derived from sources which the Company believes are reliable and accurate.

(nn) The Company is subject to Section 13 or 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.

2. Purchase and Sale. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Company the Shares, at a purchase price per share of $39.50.

3. Delivery and Payment. Delivery of and payment for the Shares shall be made at the offices of Weil, Gotshal & Manges LLP (“Underwriter’s Counsel”), or at such other place as shall be agreed upon by the Underwriter and the Company, at 10:00 A.M., New York City time, on the third or (as permitted under Rule 15c6-1 under the Exchange Act) fourth business day following the determination of the public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called the “Closing Date”). Delivery of the Shares shall be made to the account of the Underwriter against payment by the Underwriter of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company unless the Underwriter shall otherwise instruct.

4. Offering. It is understood that the Underwriter proposes to offer the Common Stock for sale to the public as set forth in the Prospectus.

5. Agreements. The Company agrees with the Underwriter that:

(a) Prior to the termination of the offering of the Common Stock, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Underwriter a copy for the Underwriter’s review prior to filing and will not file any such proposed amendment or supplement to which the Underwriter reasonably objects. Subject to the foregoing sentence, the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence reasonably satisfactory to the Underwriter of such timely filing. The Company will promptly advise the Underwriter (1) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the Offering, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act, the Company promptly will (1) notify the Underwriter of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Prospectus to the Underwriter in such quantities as the Underwriter may reasonably request.

(c) As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(d) The Company will furnish to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the

Underwriter or a dealer may be required by the Securities Act, as many copies of the Prospectus and any supplement thereto as the Underwriter may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the Offering.

(e) The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Underwriter may designate, will maintain such qualifications in effect so long as required for the distribution of the Shares and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the Offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the Offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(f) During the period of 90 days from the date of the Prospectus, without the prior written consent of the Underwriter the Company (i) will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any Relevant Security, or make any announcement of any of the foregoing, (ii) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder) with respect to any Relevant Security, and (iii) will not otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration; and the Company will obtain an undertaking in substantially the form of Annex I hereto of each of its officers and directors and its stockholders listed on Schedule II attached hereto not to engage in any of the aforementioned transactions on their own behalf, other than, in the case of each of the foregoing clauses, the sale of Shares as contemplated by this Agreement and the Company’s issuance of Common Stock upon (i) the exercise of currently outstanding options; and (ii) the grant and exercise of options under, or the issuance and sale of shares pursuant to, employee stock option plans in effect on the date hereof, each as described in the Registration Statement and the Prospectus. The Company will not file a registration statement under the Securities Act in connection with any transaction by the Company or any person that is prohibited pursuant to the foregoing, except for registration statements on Form S-8 relating to employee benefit plans or Form S-4 relating to corporate reorganizations or other transactions under Rule 145.

(g) The Company shall use its best efforts to have the Shares admitted and authorized for listing on the New York Stock Exchange, and satisfactory evidence of such admission and authorization for listing shall be provided to the Underwriter, if obtained.

(h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

(i) The Company will apply the net proceeds from the sale of the Shares as set forth under the caption “Use of Proceeds” in the Prospectus.

6. Payment of Expenses. Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and the Offering; (iii) the cost of producing this Agreement, blue sky survey, closing documents and other instruments, agreements or documents (including any compilations thereof) in connection with the Offering (other than any such cost constituting fees of counsel to the Underwriter); (iv) all expenses in connection with the qualification of the Shares for offering and sale under state or foreign securities laws as provided in Section 4(e) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification; (v) the filing fees incident to securing any required review by the NASD of the terms of the Offering; (vi) all fees and expenses in connection with listing the Shares on the New York Stock Exchange; and (vii) any stock transfer taxes incurred in connection with this Agreement or the Offering. The Company also will pay or cause to be paid: (x) the cost of preparing stock certificates representing the Shares; (y) the cost and charges of any transfer agent or registrar for the Shares; and (z) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6. It is understood, however, that except as provided in this Section, and Sections 9, 10 and 11 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel and stock transfer taxes on resale of any of the Shares by them. Notwithstanding anything to the contrary in this Section 6, in the event that this Agreement is terminated pursuant to Section 7 or 11(a) hereof, or subsequent to a Material Adverse Change, the Company will pay all out-of pocket expenses of the Underwriter (including but not limited to fees and disbursements of counsel to the Underwriter) incurred in connection herewith.

7. Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Shares shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Closing Date, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 5(a) hereof and a form of the Prospectus containing information relating to the description of the Shares and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

(b) Muldoon Murphy & Faucette LLP shall have furnished to the Underwriter a favorable written opinion, as counsel to the Company, addressed to the Underwriter and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter, to the effect that:

(i) Each of the Company and the Bank is validly existing as a corporation and stock savings bank, respectively, in good standing under the laws of its jurisdiction of organization; the Company is duly qualified to do business and is in good standing as a foreign corporation in the State of New York; and each of the Company, the Bank and, to the best of such counsel’s knowledge, each Other Subsidiary has all corporate or other power and authority necessary to own or hold its property and conduct its business as described in the Prospectus;

(ii) The Company has an authorized capitalization as set forth in the Prospectus under the caption “Description of Common Stock;” and all of the issued shares of capital stock of each of the Bank and, to the best of such counsel’s knowledge, each Other Subsidiary have been duly authorized and validly issued and are fully paid, non-assessable and are owned directly or indirectly by the Company;

(iii) The Registration Statement was declared effective under the Securities Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

(iv) The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to such Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the documents incorporated by reference in the Prospectus comply as to form in all material respects with the requirements of the Exchange Act;

(v) To the best of such counsel’s knowledge, there are no contracts or other documents that are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act, that have not been so described or filed, and there are no contracts or other documents that are required by the Exchange Act to be described in or filed as exhibits to any document incorporated by reference in the Prospectus that have not been so described or filed;

(vi) This Agreement has been duly authorized, executed and delivered by the Company;

(vii) The issue and sale of the Shares being delivered on the Closing Date and the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which any of the Company, the Bank or, to the best of such counsel’s knowledge, any Other Subsidiary, is a party or by which the Company, the Bank or, to the best of such counsel’s knowledge, any Other Subsidiary, is bound or to which any of the property or assets of the Company or any Subsidiary is subject, or (B) result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their properties or assets; except, with respect to clauses (A) and (B) as such clauses apply to the Other Subsidiaries, for those defaults, breaches or violations that would not reasonably be expected to have a Material Adverse Effect; and, except for the registration of the Shares under the Securities Act and such consents, approvals, authorization, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Shares by the Underwriter, no consent, approval, authorizations or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby;

(viii) Each of the Company and its Subsidiaries has such authorizations of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable environmental laws (each, a “Government Entity”), as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect; each such authorization is valid and in full force and effect and, to such counsel’s knowledge, each of the Company and its Subsidiaries is in compliance in all material respects with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and, to such counsel’s knowledge, no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such authorization; and, to such counsel’s knowledge, such authorizations contain no restrictions that are burdensome to the Company or any of its Subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

(ix) To the best of such counsel’s knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

(x) To the best of such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any Subsidiary is a party or of which any property or assets of the Company or any Subsidiary is the subject which, if determined adversely to the Company or any Subsidiary, might have a Material Adverse Effect (A) any communication from any Governmental Entity (including the Federal Reserve

Board and any other bank, insurance or securities regulatory authority) (1) threatening to revoke any permit, license, franchise, certificate of authority or other governmental authorization, or (2) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, Federal Deposit Insurance Corporation (“FDIC”) deposit insurance, and (B) any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of the Company or any Subsidiary, or any notice that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by Governmental Entities;

(xi) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

(xii) The Bank is a member in good standing of the Federal Home Loan Bank of New York, and the deposit accounts of the Bank are insured up to the applicable limits by the FDIC.

(xiii) The Bank is a stock savings bank in good standing under the laws of New York.

(xiv) The statements contained in each of the Prospectus and the Company’s most recent annual report on Form 10-K under the caption “Regulation and Supervision,” and in the Prospectus under the caption “Description of Common Stock,” insofar as they describe federal statutes, rules and regulations and other legal matters constitute a fair summary thereof.

In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the Federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of New York. Such counsel shall also have furnished to the Underwriter a written statement, addressed to the Underwriter and dated the Closing Date, in form and substance satisfactory to the Underwriter, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, and (y) based on the foregoing, no facts have come to the attention of such counsel which lead them to believe that either (I) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (II) any document incorporated by reference in the Prospectus or any further amendment or supplement to any such incorporated document made by the Company prior to the Closing Date, when they became effective or were filed with the Commission, as the case may be, contained, in the case of a registration statement which became effective under the Securities Act, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) The Underwriter shall have received from of Weil, Gotshal & Manges LLP, as counsel for the Underwriter, a favorable written opinion or opinions, dated the Closing Date and addressed to the Underwriter, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Underwriter a certificate, dated the Closing Date, of its Chief Executive Officer or a Senior Vice President and its Chief Financial Officer stating that: (i) the condition set forth in subsection (a) of this Section 7 has been satisfied, (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of the Closing Date all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) the Company and the Subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) there are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement and the Prospectus pursuant to the Rules and Regulations that have not been included as required and (vi) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been any material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (x) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, individually (with respect to the Company and the Bank) or taken as a whole; (y) the long-term debt or capital stock of the Company or any of its Subsidiaries taken as a whole; or (z) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus.

(e) The Company shall have requested and caused KPMG LLP to have furnished to the Underwriter, as of the date of this Agreement and at the Closing Date, comfort letters with respect to the Company and Roslyn Bancorp Inc., dated as of the date of this Agreement and as of the Closing Date, addressed to the Underwriter and in form and substance satisfactory to the Underwriter and Underwriter’s Counsel, and stating that nothing caused them to believe that the audited pro forma information of the Company and Roslyn Bancorp Inc. included or incorporated by reference in the Registration Statement does not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X promulgated under the Securities Act or that the pro forma adjustments have not been applied properly to the historical amounts in the compilation of such statements.

(f) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company or any Subsidiary or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, individually or taken as a whole, including but not limited to the occurrence of any fire, flood, storm, explosion, accident or other calamity at any of the properties owned or leased by the Company or any of its Subsidiaries, the effect of which, in any such case described above, is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

(g) Subsequent to the date of this Agreement, there shall not have been any decrease in the rating of any of the Company’s securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given by such organization of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h) At the date of this Agreement, the Company shall have furnished to the Underwriter a letter substantially in the form of Annex I hereto from the officers and directors and stockholders of the Company named in Schedule II hereto addressed to the Underwriter.

(i) At the Closing Date, the Shares shall have been approved for listing on the New York Stock Exchange.

(j) Prior to the Closing Date, the Company shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 shall be delivered at the office of Weil, Gotshal & Manges LLP, counsel for the Underwriter, at 767 Fifth Avenue, New York, New York 10153, on the Closing Date.

8. Reimbursement of Underwriter’s Expenses. If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter, the Company will reimburse the Underwriter on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Common Stock.

9. Indemnification and Contribution. (a) The Company shall indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, as originally filed or any amendment thereof or the Prospectus, or in any supplement thereto or amendment thereof, or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any road show or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”), or (ii) the omission or alleged omission to state in the Registration Statement, as originally filed or any amendment thereof or the Prospectus, or in any supplement thereto or amendment thereof, or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, as originally filed or any amendment thereof or the Prospectus, or in any supplement thereto or amendment thereof, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter expressly for use therein. The parties agree that such information provided by or on behalf of the Underwriter consists solely of the material referred to in the last sentence of Section 1(b) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including but not limited to other liability under this Agreement.

(b) The Underwriter shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for use therein; provided, however, that in no case shall the Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares to be purchased by the Underwriter hereunder. The parties agree that such information provided by the Underwriter consists solely of the material referred to in the last sentence of Section 1(b) hereof. This indemnity will be in addition to any liability which the Underwriter may otherwise have, including but not limited to other liability under this Agreement.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 9 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 9 or Section 10 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

10. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 9 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriter shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Underwriter, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and the Underwriter may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriter from the Offering or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriter shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount or commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of each of the Company and of the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 10, (i) the Underwriter shall not be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Shares underwritten by it and distributed to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this

Section 10, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 10 or otherwise.

11. Termination.

(a) The Underwriter shall have the right to terminate this Agreement at any time prior to the Closing Date if (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Underwriter will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) trading on The New York Stock Exchange or The Nasdaq National Market shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on The New York Stock Exchange or The Nasdaq National Market or by order of the Commission or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Underwriter, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Shares on the terms and in the manner contemplated by the Prospectus.

(b) Any notice of termination pursuant to this Section 11 shall be in writing.

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in Section 9 and the contribution agreements contained in Section 10, will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Shares. The representations contained in Section 1 and the agreements contained in Sections 5, 9, 10 and 11 hereof shall survive any termination of this Agreement, including termination pursuant to Section 11 hereof.

13. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriter, shall be delivered or sent by mail, telex or facsimile transmission to Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Stephen Parish, Senior Managing Director, Equity Capital Markets, and to Jeremy Dickens, Esq., Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153 (Fax: (212) 310-8007);

(b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Executive Officer (Fax: (516) 683-8385) with a copy to Douglas P. Faucette, Esq., Muldoon Murphy & Faucette LLP, 5101 Wisconsin Avenue, N.W., Washington, D.C. 20016 (Fax: (202) 966-9409).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

14. Persons Entitled to Benefit of Agreement. This Agreement shall inure solely to the benefit of and be binding upon the Underwriter, the Company, the controlling persons, directors, officers, employees and agents referred to in Sections 9 and 10 hereof, and their respective successors and assigns. This Agreement and the terms and provisions hereof are intended to be for the sole and exclusive benefit of only those persons. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriter.

15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Underwriter.

Very truly yours,

NEW YORK COMMUNITY BANCORP, INC.

By	/s/ Joseph R. Ficalora

Name: Joseph R. Ficalora
Title: President & Chief Executive Officer

Accepted as of the

date first above written.

BEAR, STEARNS & CO. INC.

By:	/s/ Steve Parish

Name: Steve Parish Title: Chief Operating Officer Equity Capital Markets

ANNEX I

Form of Lock-Up Agreement

[Date]

Bear, Stearns & Co. Inc.

383 Madison Avenue

New York, New York 10179

Attention: Equity Capital Markets

New York Community Bancorp, Inc. Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) relates to the proposed public offering (the “Offering”) by New York Community Bancorp, Inc., a Delaware corporation (the “Company”), of its common stock, $.01 par value (the “Common Stock”).

In order to induce you to underwrite the Offering, the undersigned hereby agrees that, without the prior written consent of Bear, Stearns & Co. Inc. (“Bear Stearns”), during the period from the date hereof until ninety 90 days from the date of the final prospectus for the Offering (the “Lock-Up Period”), the undersigned (a) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge (except for pledges of Common Stock existing on the date hereof to secure margin loan accounts of the undersigned), borrow or otherwise dispose of any Relevant Security (as defined below), and (b) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration; provided, however, that nothing herein shall prevent the undersigned from exercising employee stock options by using previously held shares of Common Stock to cover the applicable exercise price and from authorizing the Company to withhold the shares of Common Stock received upon such exercise to satisfy applicable tax withholding obligations; and provided further, however, that any shares of Common Stock received by the undersigned in connection with such exercise shall be subject to the terms hereof. In addition and notwithstanding the foregoing, with respect to the period from (and including) the 46th day to (and including) the 90th day of the Lock-Up Period only, nothing herein shall prevent the undersigned from disposing of shares of Common Stock acquired in connection with the vesting of stock awards or the exercise of stock options pursuant to the Company’s stock compensation plans to satisfy tax obligations arising during the Lock-Up Period with respect to such vesting or exercise. As used herein “Relevant Security” means the Common Stock, any other equity security of the

Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Common Stock or other such equity security.

The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities. The undersigned hereby further agrees that, without the prior written consent of Bear Stearns, during the Lock-up Period the undersigned (x) will not file or participate in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

Very truly yours,

By:

Print Name:

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Schedule I

Subsidiaries of the Company

NY Community Savings Bank (NYB)

Bank Divisions:

Queens County Savings Bank

Richmond County Savings Bank

CFS Bank

Ironbound Bank

First Savings Bank of New Jersey

South Jersey Savings Bank

The Roslyn Savings Bank

Subsidiaries (Non-REIT)

RCSB Corporation

Richmond Enterprises Inc. (REC)

Peter B Cannell & Co., Inc.

RCBK Mortgage Corp.

Pacific Urban Renewal Inc.

CFS Investments, Inc.

1400 Corp.

Bellingham Corporation

Blizzard Realty Corp.

BSR 1400 Corp.

Old Northern Co. Ltd.

Residential Mortgage Banking, Inc.

Roslyn National Mortgage Corporation

RSB Agency, Inc.

RSB RNMC Re, Inc. (RSBRR)

RNMC Re, Inc.

VBF Holding Corporation

RSB O.B. Ventures, LLC (RSBOBV)

O.B. Ventures, LLC

RSB Mt. Sinai Ventures, LLC (RSBMSV)

Mt. Sinai Ventures, LLC

REIT Subsidiaries:

CFS Investments New Jersey, Inc. (CFSINJ)

Ironbound Investment Company, Inc. (IIC)

Richmond County Capital Corporation (RCCC)

Columbia Preferred Capital Corp. (CPCC)

Roslyn Real Estate Asset Corp.

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Trusts:

Queens Capital Trust I

Queens County Statutory Trust I

Haven Capital Trust I

Haven Capital Trust II

NYCB Capital Trust I

NY Community Statutory Trust I

NY Community Statutory Trust II

NY Community Capital Trust V

Roslyn Preferred Trust I

Roslyn Capital Trust I

Roslyn Capital Trust II

Roslyn Capital Trust III

Roslyn Capital Trust IV

Foundations:

Richmond County Savings Foundation

South Jersey Savings Charitable Foundation

The Roslyn Savings Foundation

Inactive Subsidiaries:

Bayonne Service Corp.

Main Omni Realty Corp.

MFO Holding Corp.

Queens County Capital Management, Inc.

Columbia Resources Corp.

Columbia Funding Corporation

Columbia Travel Services, Inc.

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Schedule II

Officers, Directors and Stockholders

Directors

Michael F. Manzulli	Co-Chairman of the Board

Joseph R. Mancino	Co-Chairman of the Board and Chairman and Chief Executive Officer of the Roslyn Savings Bank Division

Joseph R. Ficalora	President and CEO and Director

Donald M. Blake	Director

Max Kupferberg	Director

Dominic Ciampa	Director

Robert S. Farrell	Director

William C. Frederick, MD	Director

John A. Pileski	Director

James J. O’Donovan	Senior Executive Vice President and Chief Lending Officer and Director

Maureen E. Clancy	Director

Thomas A. Doherty	Director

John T. Tsimbinos	Director

Spiros J. Voutsinas	Director

Michael Levine	Director

Hon. Guy V. Molinari	Director

Executive Officers

Robert Wann	Senior Executive Vice President and Chief Operating Officer of the Bank

Thomas R. Cangemi	Senior Executive Vice President, Capital Markets Group

Michael P. Puorro	Executive Vice President and Chief Financial Officer

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